EXHIBIT 99.1 - First Commonwealth Financial Corporation Press Release dated
                           April 15, 2004

*** NEWS RELEASE ***

TO:	All Area News Agencies	For More Information Contact:

FROM:	First Commonwealth	John Dolan, Executive Vice President and
	Financial Corporation	Chief Financial Officer
First Commonwealth Financial Corporation
DATE:	April 15, 2004	(724) 349-7220

FIRST COMMONWEALTH ANNOUNCES FIRST QUARTER EARNINGS

INDIANA, PA - First Commonwealth Financial Corporation (NYSE:FCF) reported net income of $13.3 million for the first quarter of 2004 and the first quarter of 2003.  Basic and diluted earnings per share were $0.22 in the 2004 quarter, and were $0.23 basic and diluted earnings per share for the comparable period in 2003.

Return on equity was 12.12% and return on assets was 1.04% for the first quarter of 2004 compared to 13.15% and 1.19%, respectively in the 2003 period.  Net interest income continues to be pressured by the low interest rate environment.  Both periods contain securities gains and the 2004 period includes the effects of including the results of Pittsburgh Financial Corp. (which we refer to as PHFC) for the full quarter, including some costs of integration and certain employee separation expenses.

Net Interest Income
Net interest income declined $39 thousand in 2004 even as average earning assets were 14% more in the 2004 period, primarily as the earning asset yields declined faster than funding costs.  Net interest income, on a fully tax-equivalent basis, as a percentage of average earning assets ("net interest margin") was 3.27% in the 2004 period and compared to 3.78% in the 2003 quarter.  Also affecting net interest income was $372 thousand of interest expense related to the debt issued in anticipation of the acquisition of GA Financial, Inc., which is expected to consummate in the second quarter of 2004, pending their shareholder approval.  Continued low or declining interest rates would tend to continue to strain net interest income.

Noninterest income
Net securities gains increased $1.6 million in the 2004 quarter when compared to the first quarter of 2003 through the sale of equity securities.  The inclusion of PHFC results in the 2004 quarter as well as improved deposit service charges were the primary causes of the increases in other noninterest income.

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Noninterest Expense
Noninterest expenses increased $3.9 million during the 2004 quarter when compared to the first quarter of 2003.  The inclusion of PHFC results in the 2004 quarter caused the Corporation to incur $1.3 million merger and integration expenses.  The most significant other noninterest expense item that increased was salaries and employee benefit costs.  The 2003 period also included the benefit of a $610 thousand partial recovery of a litigation settlement.

Provision for Credit Losses
The provision for credit losses decreased $1.4 million reflecting improvement in nonperforming loans and net charge-offs.  The provision for credit losses in 2004 exceeded net charge-offs for the same period by $127 thousand.  The first quarter of 2004 reflected a $662 thousand improvement in net charge-offs when compared to the 2003 quarter.

Credit quality
Nonperforming loan levels show significant improvements at March 31, 2004 when compared to March 31, 2003 reflecting a $12.1 million reduction.  Nonaccrual loans maintained the levels experienced in the fourth quarter of 2003.  Significant credits continue to be monitored closely.  The uncertain economic conditions present a risk to the company and the industry but management feels that its risk management process is thorough and serves as an early warning system so that an appropriate response will be promptly implemented.

First Commonwealth Financial Corporation is a $5.2 billion bank holding company headquartered in Indiana, PA.  It operates in 17 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank.  Financial services and insurance products are also provided through First Commonwealth Trust Company, First Commonwealth Financial Advisors, Inc. and First Commonwealth Insurance Agency.  The Corporation also operates First Commonwealth Systems Corporation, a data processing subsidiary, First Commonwealth Professional Resources, Inc., a support services subsidiary, FraMal Holdings Corporation, an investment services firm, and jointly owns Commonwealth Trust Credit Life Insurance Company, a credit life reinsurance company.

Statements contained in this press release that are not historical facts are forward looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from estimated results.  Such risks and uncertainties are detailed in the Corporation's filings with the Securities and Exchange Commission.

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FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

	For the Quarter
	Ended March 31,
	2004	2003
Interest income	$61,972	$62,317
Interest expense	25,165	25,471
Net interest income	36,807	36,846
Provision for credit losses	2,100	3,460
Net interest income after provision for credit losses	34,707	33,386

Securities gains	3,850	2,234
Trust income	1,268	1,185
Service charges on deposits	3,200	2,849
Insurance commissions	804	797
Income from bank owned life insurance	1,263	1,046
Merchant discount income	828	812
Other income	2,370	2,148
Total other income	13,583	11,071

Salaries and employee benefits	16,703	15,335
Net occupancy expense	2,189	1,974
Furniture and equipment expense	2,521	2,552
Data processing expense	813	527
Pennsylvania shares tax expense	1,134	1,060
Intangible amortization	74	7
Litigation settlement	0	(610)
Merger and related charges	1,291	0
Other operating expense	6,992	6,927
Total other expenses	31,717	27,772
Income before income taxes	16,573	16,685
Applicable income taxes	3,250	3,381
Net income	$13,323	$13,304

Average shares outstanding	60,772,824	58,703,260
Average shares outstanding assuming dilution	61,289,672	58,934,248

Per Share Data:
Basic earnings per share	$0.22	$0.23
Diluted earnings per share	$0.22	$0.23
Cash dividends per share	$0.160	$0.155

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

Asset Quality Data At March 31,
	2004	2003
Loans on nonaccrual basis	$12,292	$22,982
Past due loans	11,627	13,007
Renegotiated loans	192	205
Total nonperforming loans	$24,111	$36,194
Loans outstanding at end of period	$2,888,349	$2,649,872
Average loans outstanding(year-to-date)	$2,843,976	$2,633,040
Allowance for credit losses	$37,512	$35,321
Nonperforming loans as percent of total loans	0.83%	1.37%
Net charge-offs(year-to-date)	$1,973	$2,635
Net charge-offs as percent of average loans	0.07%	0.10%
Allowance for credit losses as percent of average loans
outstanding	1.32%	1.34%
Allowance for credit losses as percent of nonperforming
loans	155.58%	97.59%
Other real estate owned	$2,233	$1,862

End of Period Data At March 31,
	2004	2003
Assets	$5,225,461	$4,575,457
Earning assets	$4,947,730	$4,340,376
Securities	$2,058,472	$1,688,623
Loans,net of unearned income	$2,888,349	$2,649,872
Total deposits	$3,305,393	$3,147,135
Non-interest bearing deposits	$425,181	$364,495
NOW, Moneymarket & Savings	$1,470,906	$1,175,628
Time deposits	$1,409,306	$1,607,012
Short-term borrowings	$616,148	$408,725
Long-term debt	$824,915	$579,230
Other liabilities	$34,617	$33,699
Shareholders' equity	$444,388	$406,668
Shares outstanding	61,120,778	58,997,787
Book value per share	$7.27	$6.89
Market value per share	$14.78	$11.65

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

Quarter To Date Average Balances At March 31,
	2004	2003
Assets	$5,172,519	$4,529,375
Earning assets	$4,887,051	$4,269,839
Securities	$2,037,927	$1,635,064
Loans,net of unearned income	$2,843,976	$2,633,040
Deposits	$3,280,567	$3,065,510
Shareholders' Equity	$442,021	$410,180

Profitability Ratios
	For the Quarter
	Ended March 31,
	2004	2003
Return on average assets	1.04%	1.19%
Return on average equity	12.12%	13.15%
Yield on earning assets (FTE)	5.33%	6.16%
Total cost of funds	2.35%	2.77%
Net interest margin (FTE)	3.27%	3.78%
Efficiency ratio (FTE) (a)	59.49%	54.60%
Fully tax equivalent adjustment	$2,924	$2,946

(a) Efficiency ratio is "total other expenses" as a percentage of total revenue.
Total revenue consists of "net interest income, on a fully tax-equivalent basis", plus "total other income".